Exhibit 10.1

EXECUTION VERSION

AGREEMENT TO AMEND MASTER TRANSACTION AGREEMENT, GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT AND LLC AGREEMENTS

This AGREEMENT TO AMEND MASTER TRANSACTION AGREEMENT, GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT AND LLC AGREEMENTS (this “Agreement”) is entered into as of March 7, 2012, by and among American International Group, Inc., a Delaware corporation (“AIG”), AM Holdings LLC (formerly known as ALICO Holdings LLC), a Delaware limited liability company (the “ALICO SPV”), AIA Aurora LLC, a Delaware limited liability company (the “AIA SPV”), and the United States Department of the Treasury (the “UST”).

WHEREAS, AIG, the ALICO SPV, the AIA SPV and the UST are parties to the Master Transaction Agreement, dated as of December 8, 2010 (the “Master Transaction Agreement”), among AIG, the ALICO SPV, the AIA SPV, the Federal Reserve Bank of New York, the UST and the AIG Credit Facility Trust; and

WHEREAS, the parties to this Agreement wish to amend (i) the Master Transaction Agreement, (ii) the Guarantee, Pledge and Proceeds Application Agreement, dated as of January 14, 2011 (as amended, the “GPPA”), among AIG, the Guarantors party thereto and the AIA SPV and the ALICO SPV, as the Secured Parties; (iii) the Fourth Amended and Restated Limited Liability Company Agreement of AIA Aurora LLC, dated as of December 1, 2009 (as amended, including by the Master Transaction Agreement, the “AIA SPV LLC Agreement”), and (iv) the Second Amended and Restated Limited Liability Company Agreement of AM Holdings LLC, dated as of December 1, 2009 (as amended, including by the Master Transaction Agreement, the “ALICO SPV LLC Agreement”);

NOW, THEREFORE, for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. As used in this Agreement:

“AIA SPV Intercompany Loan” shall mean the loan made under the AIA SPV Intercompany Loan Agreement.

“AIA Preferred Payment” shall have the meaning assigned to the term “Preferred Payment” in the AIA SPV LLC Agreement.

“March 7/8 Transfer” shall mean the Transfer of any Equity Interests of AIA pursuant to the letter agreement, dated as of March 3, 2012, among AIG, the UST, the AIA SPV and the ALICO SPV.

“Release Effective Date” shall mean the Business Day immediately after the date by which all of the following have occurred: (i) subject to Section 3 of this Agreement, the Net Proceeds received by AIG or its Subsidiaries in respect of the Maiden Lane II Interests are used (x) by AIG or its Subsidiaries to make a payment to the AIA SPV in respect of the AIA SPV Intercompany Loan and (y) by the AIA SPV to make a distribution of such Net Proceeds in accordance with Section 5.03 of the AIA SPV LLC Agreement, (ii) at least $5,576,121,382.04 of the Net Proceeds from the March 7/8 Transfer are used by the AIA SPV to make a distribution in accordance with Section 5.03 of the AIA SPV LLC Agreement and (iii) at least 52% of the Maiden Lane III Interests are included in the Collateral (as defined in the GPPA) and the Transaction Liens on such Collateral are valid, perfected, first priority (except as otherwise expressly provided in the GPPA) security interests.

“Secured Guarantee” shall have the meaning assigned in the GPPA.

“Transaction Liens” shall have the meaning assigned in the GPPA.

“Transfer” shall have the meaning assigned in the AIA SPV LLC Agreement.

Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Master Transaction Agreement.

2. Release of Collateral. Effective as of the Release Effective Date:

(a) For purposes of Articles 7 and 8 of the Master Transaction Agreement and with respect to the GPPA in its entirety:

(i)	The words “each of Star, Edison, Nan Shan, ILFC and each successor thereto, (ii)” shall be deleted from the definition of “Designated Entity” in Section 1.01(a) of the Master Transaction Agreement and clause (iii) of such definition shall be renumbered as clause (ii).

(ii)	The words “Nan Shan Interests, Star Interests, Edison Interests, ILFC Interests” shall be deleted from the definition of “Designated Interests” in Section 1.01(a) of the Master Transaction Agreement.

(b) The words “(i) with respect to the AIA SPV, any Equity Interests of AIA (and any securities issued or issuable in respect thereof by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise) held by the AIA SPV or any of its Subsidiaries and (ii) with respect to the ALICO SPV” shall be deleted from the definition of “Subject Securities” in Section 1.01(a) of the Master Transaction Agreement.

(c)	(i)	The Transaction Liens on all ILFC Interests shall terminate and the Secured Parties shall release the Secured Guarantee of AIG Capital Corporation. Without limiting the provisions of Section 17(d) of the GPPA, promptly after such termination and release, the Secured Parties shall return, or cause to be returned, all certificates evidencing the ILFC Interests to AIG Capital Corporation.

(ii)	The Transaction Liens on all Equity Interests of the AIA SPV granted pursuant to Section 3(a) of the GPPA shall terminate. Without limiting the provisions of Section 17(d) of the GPPA, promptly after such termination, the Secured Parties shall return or cause to be returned all certificates evidencing the Equity Interests of the AIA SPV.

(iii)	The Transaction Liens on all Intellectual Property, books and records and General Intangibles owned by ILFC or the AIA SPV shall terminate and the Secured Parties shall release all such Collateral.

(d) The following provisions of the Master Transaction Agreement shall be disregarded and no longer be of any force or effect:

(i)	Section 7.03(b)(i)(B);

(ii)	Sections 7.03(b)(ii) and (iii);

(iii)	Clause (A) of each of Sections 8.01(a)(v), (vi) and (xiii);

(iv)	references to ILFC in Sections 8.01(a)(viii), (ix) and (x);

(v)	Section 8.02(a); and

(vi)	Section 8.06.

(e) Notwithstanding Section 7.01 of the Master Transaction Agreement and any provision contained in the AIA SPV LLC Agreement to the contrary, only the following events shall constitute a “Qualifying Event” with respect to the AIA SPV under the AIA SPV LLC Agreement: (i) subject to Section 7.10 of the Master Transaction Agreement, the receipt by the AIA SPV of any payment in respect of the AIA SPV Intercompany Loan, (ii) the receipt by the AIA SPV of any SPV Capital Contribution and (iii) a liquidation or winding up of the AIA SPV.

(f) The following provisions of the AIA SPV LLC Agreement shall be disregarded and no longer be of any force or effect:

(i)	Section 3.02(c);

(ii)	Section 4.01(d)(iii), only as it relates to the sale of all or substantially all of the consolidated assets of the AIA SPV;

(iii)	Section 4.01(d)(v);

(iv)	Section 4.01(d)(vii), only as it relates to a Public Offering (as such term is defined in the AIA SPV LLC Agreement) or other sale of Equity Interests of AIA by the AIA SPV;

(v)	Section 4.01(d)(viii), except with respect to the declaration or payment of dividends of Net Proceeds in connection with a Qualifying Event;

(vi)	Section 8.04(b); and

(vii)	Section 8.07.

(g) The references to ILFC Interests in Sections 3(a)(ix), 4(a) and 7(c)(v) of the GPPA shall be disregarded and no longer be of any force or effect.

3. Participation Redemption. (a) Notwithstanding anything to the contrary in the Master Transaction Agreement, the GPPA, the AIA SPV LLC Agreement or the ALICO SPV LLC Agreement, AIG, the UST and the AIA SPV and the ALICO SPV, as applicable, hereby agree that (i) the AIA Participating Fair Market Value is $82,163,808.73, and the AIA SPV shall redeem the AIA Preferred Participating Return for such amount prior to the Release Effective Date, (ii) the ALICO Participating Fair Market Value is $44,941,843.00, and the ALICO SPV shall redeem the ALICO Preferred Participating Return for such amount prior to the Release Effective Date, and (iii) AIG may contribute to the AIA SPV and the ALICO SPV, and the AIA SPV and the ALICO SPV may use, a portion of the Net Proceeds received by AIG or its Subsidiaries in respect of the Maiden Lane II interests to redeem the AIA Preferred Participating Return and the ALICO Preferred Participating Return pursuant to this Section 3. Effective as of the date hereof, Sections 5.02(b) and 5.02(d)(ii) of the AIA SPV LLC Agreement shall be disregarded and no longer be of any force or effect, and the parties hereto acknowledge and agree that the AIA Participating Fair Market Value set forth above in this Section 3 was determined as if Section 5.02 of the AIA SPV LLC Agreement did not include Sections 5.02(b) and 5.02(d)(ii) thereto.

(b) As used in this Section 3, the term “AIA Participating Fair Market Value” shall have the meaning assigned to the term “Participating Fair Market Value” in the AIA SPV LLC Agreement; the term “AIA Preferred Participating Return” shall have the meaning assigned to the term “Preferred Participating Return” in the AIA SPV LLC Agreement; the term “ALICO Participating Fair Market Value” shall have the meaning assigned to the term “Participating Fair Market Value” in the ALICO SPV LLC Agreement; and the term “ALICO Preferred Participating Return” shall have the meaning assigned to the term “Preferred Participating Return” in the ALICO SPV LLC Agreement.

(c) Effective as of the redemption in full of the AIA Preferred Participating Return and the ALICO Preferred Participating Return pursuant to this Section 3, Section 7.03(b)(vii) of the Master Transaction Agreement shall be disregarded and no longer be of any force or effect.

4. Certain Agreements with Respect to the AIA SPV. (a) AIG, the UST and the Secured Parties hereby acknowledge that the loan made under the ALICO SPV Intercompany Loan Agreement has been repaid in full, that the Secured Guarantee of the AIA SPV has been released and that the Transaction Liens on the property of the AIA SPV granted pursuant to Section 3(b) of the GPPA have terminated. The ALICO SPV shall promptly execute (and the UST shall consent to) a termination of the Collateral Account Control Agreement, dated as of January 14, 2011, among the AIA SPV, the ALICO SPV and Goldman, Sachs & Co.

(b) Notwithstanding anything to the contrary in the AIA SPV LLC Agreement, AIG, the UST and the AIA SPV hereby agree that following the March 7/8 Transfer, the AIA SPV will be allowed to retain all the Net Proceeds derived from such Transfer in excess of $5,576,121,382.04 and such retained Net Proceeds may be distributed to the Common Member of the AIA SPV. In addition, notwithstanding anything to the contrary in the AIA SPV LLC Agreement, from and after the Release Effective Date, all Net Proceeds from the Equity Interests in AIA may be retained by the AIA SPV and distributed to the Common Member of the AIA SPV.

(c) AIG, the UST and the AIA SPV hereby agree that the AIA Preferred Payment shall be paid no later than May 8, 2013. To the extent that the AIA SPV does not have sufficient available cash to make the AIA Preferred Payment, AIG shall make (i) a payment in respect of the AIA SPV Intercompany Loan or (ii) an SPV Capital Contribution to the AIA SPV, in either case in an amount that will enable the AIA SPV to make the AIA Preferred Payment.

5. Additional Agreements. (a) AIG, the UST and the Secured Parties hereby agree that, notwithstanding Section 4 of the GPPA, the Net Proceeds received by AIG or its Subsidiares in respect of the Maiden Lane II Interests will be paid as set forth in Clause (i) of the definition of “Release Effective Date” by no later than March 19, 2012.

(b) AIG, the UST and the Secured Parties shall execute amendments to financing statements and other applicable documents to evidence the termination of the Transaction Liens and the release of Collateral effected by this Agreement.

Sections 1.02 (Other Definitional and Interpretative Provisions), 12.01 (Notices), 12.03 (Amendments and Waivers), 12.07 (Governing Law; Submission to Jurisdiction; Service of Process), 12.08 (WAIVER OF JURY TRIAL) and 12.09 (Counterparts; Effectiveness) of the Master Transaction Agreement are incorporated herein by reference as if fully set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ David L. Herzog
	Name:	David L. Herzog
	Title:	Executive Vice President and Chief Financial Officer

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
	Name:	Timothy G. Massad
	Title:	Assistant Secretary for Financial Stability

AIA AURORA LLC

By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

AM HOLDINGS LLC

By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

[Signature Page to Agreement to Amend MTA, GPPA and SPV LLC Agreements]